Exhibit 99.2

BRIDGE PROMISSORY NOTE

$150,000,000	Dated as of January 28, 2005

For value received, BlackRock, Inc. (the “Borrower”) hereby promises to pay to the order of Morgan Stanley Senior Funding, Inc. (the “Lender”) at its office at 1585 Broadway, New York, New York 10036 for the account of its lending office, the principal amount of One Hundred Fifty Million Dollars ($150,000,000) (the “Loan”) lent by the Lender to the Borrower, on the Maturity Date.

The Borrower promises to pay interest on the Maturity Date on the principal amount of the Loan for the period from and including the date of the Loan and to and excluding the Maturity Date at the rate of 2.875% per annum. After the occurrence and during the continuation of an Event of Default, principal shall bear interest from and including the date of such Event of Default until paid in full at a rate equal to 4.875% per annum, such interest to be payable on demand after the occurrence of an Event of Default under Section 4(a) or 4(d) hereof. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. No amount of principal that is repaid may be reborrowed.

All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this Note resulting from the due date failing on a non-Banking Day shall be included in the computation of interest. The date and amount of the Loan and all payments of principal thereon shall be recorded by the Lender on its books, which shall be conclusive absent manifest error. The Lender may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when due to any account of the Borrower with the Lender. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

1. Definitions. The terms listed below shall be defined as follows:

“Banking Day” shall mean any day on which commercial banks are not authorized or required to close in New York City.

“Event of Default” means an event described in Section 4.

“Maturity Date” shall mean the earlier of (i) March 31, 2005, or (ii) the date of receipt by the Borrower or any subsidiary of the net cash proceeds of the issuance or incurrence of any equity or debt for borrowed money (including, without limitation, convertible debt securities) other than debt permitted pursuant to Section 4(f) hereof.

2. Prepayments. The Borrower shall have the right to make prepayments of principal at any time or from time to time without penalty or premium, provided that: (i) the Borrower shall give the Lender irrevocable notice of each prepayment by 12:00 noon New York City time on the date of prepayment, and (ii) all prepayments shall be in a minimum amount equal to the lesser of $1,000,000 or the unpaid principal amount of this Note.

3. Representations. The Borrower represents and warrants that:

(a) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;

(b) the execution, delivery and performance by the Borrower of this Note do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lieu, charge or encumbrance upon the property or assets of the Borrower pursuant to, any other material agreement or instrument to which the Borrower is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

(c) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the Borrower of this Note; and

(d) there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) the Borrower or any material part of the assets or properties of the Borrower that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition or results of operations of the Borrower or (ii) any of the transactions contemplated in or by this Note. There are currently no judgments entered against the Borrower and the Borrower is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which judgments or default could reasonably be expected to have or has or has had a material adverse effect on the condition or results of operations of the Borrower.

4. Events of Default. If any of the following events of default shall occur and be continuing (each an “Event of Default”):

(a) the Borrower shall fail to pay the principal of, or interest on, this Note or any other amount payable under this Note, as and when due and payable;

(b) any representation or warranty made by the Borrower in this Note or in any certificate or opinion furnished under or in connection with this Note shall prove to have been incorrect in any material respect on or after the date hereof;

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Note on its part to be performed or observed and such failure continues unremedied for a period of 15 days after notice thereof from the Lender to the Borrower;

(d) the Borrower (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

(e) the Borrower shall dissolve or for any reason cease to be in existence or shall merge or consolidate;

(f) the Borrower incurs or permits to exist any debt for borrowed money, other than (i) debt hereunder and (ii) debt assumed in connection with the acquisition by the Borrower of SSRM Holdings Inc.;

(g) the Borrower guarantees or otherwise becomes contingently liable for obligations constituting debt for borrowed money or derivatives obligations of any entity; or

(h) the Borrower creates, incurs, assumes or suffers to exist any lien or other encumbrance upon or with respect to any of the Borrower’s real or personal property, other than liens arising in the ordinary course of business which do not secure debt for borrowed money or derivatives obligations and liens existing on any asset or property prior to the acquisition thereof by the Borrower;

THEN, the Lender may, by notice to the Borrower, declare the unpaid principal amount of this Note, accrued interest thereon and all other amounts payable under this Note due and payable, whereupon the same shall become and be forthwith due and payable without presentment, demand, protest, notice of acceleration or intention to accelerate or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the case of an Event of Default described in clause (d) above, the unpaid principal amount of this Note, accrued interest and other amounts payable under this Note shall be automatically and immediately due and payable.

5. Expenses; Indemnification. The Borrower agrees to reimburse the Lender, promptly upon receipt of reasonably detailed invoices therefor, for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of counsel to the Lender) incurred by the lender and its affiliates in connection with the preparation or modification of this Note, performance or enforcement of this Note or the defense or prosecution of any rights of the Lender under or pursuant to this Note. The Borrower shall indemnify the Lender, the Lender’s affiliates and the respective directors, officers, employees, agents and advisors of the Lender and the Lender’s affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) the Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

6. Jurisdiction. To the maximum extent not prohibited by applicable law, the Borrower hereby irrevocably: (i) submits to the jurisdiction of any New York State or United States federal court sitting in New York City over any action or proceeding arising out of this Note; (ii) agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court; (iii) agrees that any action or proceeding brought against the Lender may be brought only in a New York state or United States federal court sitting in New York County; (iv) consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Lender by registered or certified mail, postage prepaid, to the Borrower at its address specified on the signature page hereof, or at the Borrower’s most recent mailing address as set forth in the records of the Lender; and (v) waives any defense on the basis of an inconvenient forum.

The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

7. Waiver of Jury Trial. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO JURY TRIAL.

8. Miscellaneous. (a) The provisions of this Note are intended to be severable. If for any reason any provision of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction.

(b) No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d) This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns, except that the Borrower may not delegate any of its obligations hereunder without the prior written consent of the Lender. With the consent of the Borrower, not to be unreasonably withheld, the Lender may assign all or a portion of its rights and obligations under this Note; provided that such consent of the Borrower shall not be required (i) at any time that an Event of Default has occurred and is continuing, (ii) in connection with any assignment to a person controlling, controlled by or under common control with the Lender, or (iii) in connection with any pledge or assignment to secure obligations to a Federal Reserve Bank.

(e) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender.

(f) Unless otherwise agreed in writing, notices shall be given to the Lender and the Borrower at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses set forth in the signature page of this Note, or such other telecopier (and telephone) number or address communicated in writing by either such party to the other. Notices to the Lender shall be effective upon receipt.

(g) The obligations of the Borrower under Section 5, 6 and 7 hereof shall survive the repayment of the Loan.

(h) Each reference herein to the Lender shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall inure. Each reference herein to the Borrower shall be deemed to include permitted successors and assigns of the Borrower, all of whom shall be bound by the provisions hereof.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles.

Address for notices to the Lender:

MORGAN STANLEY SENIOR FUNDING, INC.
1633 Broadway
New York, New York 10019
Attn: Erma Dell’Aquila
Telecopier: 212-537-1867
Telephone: 212-537-1532

BLACKROCK, INC.

By:	/s/ Paul L. Audet
	Name:	Paul L. Audet
	Title:	Managing Director and Chief Financial Officer

Address for notices:

40 East 52nd Street
New York, New York 10022
Attn: Paul Audet
Telecopier: 212-754-8765
Telephone: 212-409-3555